UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 31, 1997

COMMISSION            REGISTRANT, STATE OF INCORPORATION,      I.R.S. EMPLOYER
FILE NUMBER              ADDRESS AND TELEPHONE NUMBER         IDENTIFICATION NO.


1-1443                CENTRAL AND SOUTH WEST CORPORATION         51-0007707
                      (A Delaware Corporation)
                      1616 Woodall Rodgers Freeway
                      Dallas, TX 75202-1234
                      (214) 777-1000


0-346                 CENTRAL POWER AND LIGHT COMPANY            74-0550600
                      (A Texas Corporation)
                      539 North Carancahua Street
                      Corpus Christi, TX 78401-2802
                      (512) 881-5300











          This combined Form 8-K is separately filed by Central and South West Corporation and Central Power and Light Company. Information contained herein relating to an individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to the other company.



ITEM 5. OTHER EVENTS

CENTRAL POWER AND LIGHT COMPANY (CPL)
REGULATORY MATTERS

CPL RATE CASE FINAL ORDER

         OVERVIEW
         On March 31, 1997, the Public Utility Commission of Texas (Texas Commission) issued its final order (Final Order) in CPL's Rate Review Docket No. 14965. The Final Order lowers the annual base rates of CPL by approximately $27 million, or approximately 3.5% in 1997, from CPL's existing rate level prior to CPL's May 1996 implementation of bonded rates. The Texas Commission also introduced a Glide Path Methodology (Glide Path) whereby CPL's rates will be reduced by an additional $16 million in 1998 and another $16 million in 1999. The preliminary estimated financial impact of the Final Order is described below.

         As previously reported, CPL had originally sought to increase its annual retail base rates by $71 million in this rate proceeding and had implemented bonded rates in May 1996, subject to refund. For further information and earlier developments related to CPL's regulatory matters, reference is made to CSW's and CPL's 1996 Combined Annual Report on Form 10-K and Combined Current Reports on Form 8-K dated March 31, 1997 and filed April 2, and April 4, 1997.

         MAJOR PROVISIONS OF THE FINAL ORDER
         There are numerous contributing factors to the difference between the $71 million retail base rate increase originally requested by CPL and the $27 million retail base rate reduction included in the Texas Commission's Final Order. These factors include the reduction of CPL's requested return on equity from 12.25% to 10.9% and the disallowance of certain costs and expenses.

         A major provision of the Final Order was the Texas Commission's categorization of approximately $859 million or 32% of CPL's investment in the South Texas Project Nuclear Generating Station (STP), including mirror CWIP and deferred accounting, as Excess Cost Over Market (ECOM). The term ECOM has been used to refer to the amount of costs that potentially would become "stranded" if retail competition were mandated and prices were set in the market, rather than the price being determined by current regulatory standards of reasonable and necessary cost of providing service. The Final Order reduced CPL's return on the ECOM portion of CPL's investment in STP to 7.96%, as compared with the 10.9% return on common equity approved for all other invested capital, resulting in a $17.6 million decrease in CPL's rate request. At the same time, the Final Order accelerated the recovery of the $859 million designated as ECOM to 20 years from the remaining 32-year life of STP, resulting in a $16.8 million increase in CPL's rate request. Although the Texas Commission ordered the accelerated recovery of $859 million as ECOM, the revenue requirement reflects an additional reduction of $185 million in the depreciable base of STP being recovered over 32 years. CPL has a 25.2% ownership interest in STP. Houston Lighting & Power Company, which owns 30.8 % of STP, manages the facility. In addition, City Public Service of San Antonio and the City of Austin own 28% and 16%, respectively.

         As previously discussed, the Final Order decreased CPL's requested return on equity of 12.25% on its retail rate base to a 10.9% return on equity for all non-ECOM invested capital, which results in an approximately $30 million decrease in CPL's rate request. The Final Order provides for the disallowance of approximately $22 million of affiliate transactions. In addition, the Final Order denied CPL's request to use straight line amortization for CPL's deferred accounting costs. Instead, the Final Order requires CPL to continue to use the mortgage amortization method to amortize its deferred accounting costs, resulting in a reduction of $14 million from CPL's rate request. The Final Order also decreases other depreciation and amortization by $21 million from CPL's rate request.

         The Texas Commission's Final Order established a separate docket to consider the recoverability of $19 million of rate case expenses incurred in the current rate case and in two prior dockets. The hearing is scheduled for April 14, 1997 and the Texas Commission's order is expected by May 30, 1997.

         Based upon management's preliminary evaluation of the Final Order, management believes there is a possibility that certain consistency provisions (otherwise referred to as normalization rules) of the Internal Revenue Code may have been violated. If CPL's final analysis indicates the Final Order may cause a normalization violation, CPL will recommend to the Texas Commission that the relevant portion of the Final Order be held in abeyance until a private letter ruling addressing the issue is obtained from the Internal Revenue Service.

         If the Internal Revenue Service determines that a normalization violation has occurred and no changes to the Final Order are made to remedy the violation, the Internal Revenue Service could disallow certain significant accelerated tax deductions and investment tax credits previously taken by CPL.

         PRELIMINARY ESTIMATED FINANCIAL IMPACT OF FINAL ORDER
         If ultimately upheld after rehearing and any appeals, management expects the Final Order to have a material adverse impact on CSW's and CPL's results of operations for the next several years, beginning with an estimated reduction of 1997 earnings by approximately $61.7 million and reductions in succeeding years due to the effects of applying the Glide Path methodology in 1998 and in 1999. The estimated reduction in 1997 earnings includes the annual impact of the Final Order for 1997 as well as the recognition in 1997 of the retroactive impact of the Final Order on 1996 results of operations from when bonded rates were implemented in May 1996, subject to refund. The timing and amount of recognition of the effect of the Final Order in 1997 has not yet been determined. Although CSW and CPL are unable to predict how the final resolution, through the rehearing and any appeals process or otherwise, of the issues raised in the Final Order will ultimately impact CSW's and CPL's results of operations and financial condition, the preliminary estimate of the financial impact of the Final Order on CPL is presented in the table below.











Preliminary Estimated Financial Impact
  of Final Order                               1997          1998         1999
                                             -----------------------------------
                                                          (millions)

Decrease in revenue                           $(27.1)      $(38.0)       $(54.4)
                                             -----------------------------------
Items included in decrease in revenue with
 an offsetting effect on expense
    Accelerated recovery of STP (ECOM)         (42.9)       (42.9)        (42.9)
    Change in depreciation\amortization         26.1         26.1          26.1
    Other                                       (1.1)        (1.1)         (1.1)
                                             -----------------------------------
                                               (17.9)       (17.9)        (17.9)
                                             -----------------------------------
Additional expenses not included in
  decrease in revenue
Depreciation                                    (4.6)        (4.6)         (4.6)
Other                                           (3.9)         4.3           4.3
                                             -----------------------------------
                                                (8.5)        (0.3)         (0.3)
                                             -----------------------------------

Change in current year income before tax       (53.5)       (56.2)        (72.6)
Federal income taxes                            15.8         16.8          22.5
                                             -----------------------------------
Current year impact on net income              (37.7)       (39.4)        (50.1)
                                             -----------------------------------

1996 effect                                    (24.0)
                                             -----------------------------------
Total current year impact on net income       $(61.7)     $ (39.4)       $(50.1)
                                             -----------------------------------

         A preliminary reconciliation of revenues between CPL's original filing and the Final Order is attached as Exhibit 99.1 and incorporated by reference herein. For the years ended December 31, 1996 and 1995, CSW reported net income for common stock of $429 million and $402 million, respectively. For the years ended December 31, 1996 and 1995, CPL reported net income for common stock of $133 million and $192 million, respectively. In the event that the Final Order is ultimately upheld after rehearing and any appeals, CSW and CPL would experience a material adverse effect on their results of operations and financial condition.

         IMPLEMENTATION OF  NEW RATES
         As previously stated, CPL implemented bonded rates subject to refund in May 1996. Based upon the Texas Commission's Final Order, which is still subject to change resulting from CPL's and any other party's motion for rehearing, CPL's refund obligation through March 1997, including interest, is approximately $95 million. The ultimate amount subject to refund will depend upon the final rates ordered by the Texas Commission after any rehearing. Refunds will be applied to customers' bills over one or more months as ordered by the Texas Commission.

         RATE CASE PROCEDURAL SCHEDULE
         CPL will file a motion for rehearing on April 21, 1997. A final appealable order, which would include any changes resulting from the motion for rehearing, is not likely to be issued prior to May 1997. Unless revisions in the level of rates are made on rehearing, CPL expects to place the new rates into effect in mid-June 1997. Under this schedule, CPL would likely begin making refunds of bonded rates in August 1997.

         APPEAL OF THE FINAL ORDER
         CPL believes the Texas Commission has exceeded its statutory authority in establishing a lower rate of return for the portion of CPL's investment in STP categorized as ECOM and in establishing the Glide Path methodology. In addition, CPL believes the Texas Commission made an error in reducing the depreciable balance of STP by $185 million more than the $859 million designated as ECOM. CPL intends to file a motion for rehearing and will take other legal steps, as appropriate, in response to the Final Order. CSW and CPL are continuing to analyze the ultimate financial impact of the Final Order.

OTHER MATTERS

         LEGISLATION IN TEXAS
         Utility restructuring legislation has been introduced, and additional legislation may be proposed in the current session of the Texas Legislature which, if enacted into law, could significantly affect the electric utility industry in Texas. Retail competition legislation has been introduced in the Texas Legislature and other electric utility-related legislation may be proposed, as efforts continue to deregulate the electric utility industry in Texas. CSW is unable to predict whether any electric utility-related legislation will be enacted by the Texas Legislature, and if enacted, the ultimate form and effects of such legislation.

         DIVIDEND POLICY
         In January 1997, CSW's board of directors elected to maintain the quarterly dividend, payable on February 28, 1997, in the amount of $0.435 per share, or an indicated rate of $1.74 per year. CSW continuously monitors factors that could affect its dividend policy, including the regulatory and legislative issues currently facing CSW and the electric utility industry. Decisions as to future dividends will continue to be made quarterly by CSW's board of directors based upon CSW's earnings, financial condition and other factors. Traditionally, the CSW board of directors has declared dividends to be payable on the last business day of February, May, August, and November.

         ACCOUNTING POLICIES
         CSW and CPL currently account for the economic effects of regulation in accordance with Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation." Pursuant to the provisions of SFAS No. 71, CPL had recorded approximately $1.2 billion of regulatory related assets at December 31, 1996.

         The application of SFAS No. 71 is conditioned upon CPL's rates being set based on the cost of providing service. In the event that management concludes that as a result of changes in regulation, legislation, the competitive environment, or other factors, including the Final Order, CPL no longer meets the criteria for following SFAS No. 71, a write-off of regulatory assets would be required. In addition, CPL would be required to determine any impairment to carrying costs of plant investments.

         If CPL no longer met the criteria for following SFAS No. 71 and a write-off of regulatory assets was required, CPL and CSW could experience, depending on the timing and amount of any write-off, a material adverse effect on their results of operations and financial condition.

CSW STOCK PLANS
                 CSW can issue CSW Common Stock, either through open market purchases or original issue shares, through a long-term incentive plan, the PowerShare plan and the ThriftPlus plan. Following issuance of the Final Order and the decline in the market price of CSW Common Stock, which CSW management believes is attributable in part to the Final Order, CSW management determined that it was appropriate for CSW to begin funding these plans through open market purchases, effective April 1, 1997. CSW raised approximately $76 million in new equity through the PowerShare plan and ThriftPlus plan in 1996.


SPECIAL MEETING OF CPL STOCKHOLDERS
         CPL announced on April 7, 1997 the results of its proxy solicitation of preferred and common shareholders at a special meeting of shareholders held at CPL's offices in Corpus Christi, Texas on April 7, 1997.

         At the special meeting, the shareholders of CPL approved and adopted an amendment to CPL's Restated Articles of Incorporation to eliminate a provision restricting the amount of unsecured debt issuable by CPL. Shareholders who own more than 86% of the outstanding preferred shares of CPL voted in favor of the amendment, which is more than the two-thirds of outstanding shares needed for approval. All of the outstanding shares of common stock of CPL, which are owned by CSW, were voted in favor of the amendment.

FORWARD LOOKING INFORMATION
         This report, the attached letter to the financial community, and other presentations made by CSW and CPL contain forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although CSW and CPL believe that, in making any such statements, its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Important factors that could cause actual results to differ materially from those in the forward looking statements include, but are not limited to: the impact of general economic changes in the U.S.; the impact of deregulation on the U.S. electric utility business; increased competition and electric utility industry restructuring in the U.S.; federal and state regulatory developments and changes in law which may have a substantial adverse impact on the value of CSW System assets; timing and adequacy of rate proceedings and relief; the ultimate impact of the CPL rate case Final Order; adverse changes in electric load and customer growth; climatic changes or unexpected changes in weather patterns; changing fuel prices, generating plant and distribution facility performance; and decommissioning costs associated with nuclear generating facilities.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(c) Exhibits.

          Exhibit 99.1 Letter to financial community dated April 3, 1997, relating to the Final Order.

          Exhibit 99.2 CSW letter to shareholders dated April 9, 1997.





SIGNATURE
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature for each undersigned registrant shall be deemed to relate only to matters having reference to such registrant or its subsidiaries.




                                 CENTRAL AND SOUTH WEST CORPORATION


Date:  April 10, 1997

                                 By:  /S/ LAWRENCE B. CONNORS
                                          Lawrence B. Connors
                                              Controller



                                 CENTRAL POWER AND LIGHT COMPANY


Date:  April 10, 1997

                                 By:  /S/ R. RUSSELL DAVIS
                                          R. Russell Davis
                                              Controller